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                                                                   Exhibit 10.17


                                REVOLVING  NOTE
                                ---------------


$20,000,000.00                                            Minneapolis, Minnesota
                                                               December 29, 1999



     FOR VALUE RECEIVED, the undersigned, C. H. ROBINSON WORLDWIDE, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the "Bank"), on the "Revolving Credit Termination Date" (as defined in the Credit Agreement hereinafter described (the "Credit Agreement")), the principal sum of TWENTY MILLION AND NO/100THS DOLLARS ($20,000,000.00) or if less, the then aggregate unpaid principal amount of the Revolving Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on each Revolving Loan from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to U.S. Bank National Association, as the Administrative Bank (the "Administrative Bank"), at the Administrative Bank's office at U. S. Bank Place, Minneapolis, Minnesota 55402, or at such other place as may be designated by the Administrative Bank to the Borrower in writing.

     This Note is one of the Revolving Notes referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of December 29, 1999 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) among the Borrower, the Administrative Bank, the Bank and the other bank parties thereto, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.
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                                 REVOLVING NOTE
                                 --------------
                                     Page 2


$20,000,000.00                                            Minneapolis, Minnesota
                                                               December 29, 1999

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     This Note is made under and governed by the internal laws of the State of Minnesota without giving effect to conflict of laws principles thereof, but giving effect to the federal laws of the United States applicable to national banks.


                                   C. H. ROBINSON WORLDWIDE, INC.

                                   By  /s/ Troy Renner
                                   Its Treasurer